Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

GCT SEMICONDUCTOR HOLDING, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	10,900,000(1)	$1.46(2)	$15,914,000(2)	0.00015310	$2,436.43	—	—	—	—

	Total Offering Amounts					$15,914,000	-	$2,436.43

	Total Fees Previously Paid					-	-	—

	Total Fee Offsets					-	-	$2,436.43

	Net Fee Due					-	-	—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	GCT Semiconductor Holding, Inc.	S-1	333-279600	May 22, 2024		$2,436.43	Equity	Common Stock, par value $0.0001 per share	10,900,000(3)	$57,007,000.00
Fee Offset Source	GCT Semiconductor Holding, Inc.	S-1	333-279600		May 22, 2024						$2,436.43(4)

(1)	Shares of Common Stock will be offered for resale by the Selling Securityholder pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 10,900,000 shares of the registrant’s Common Stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of Common Stock being registered hereunder include an indeterminable number of additional shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The proposed maximum offering price per unit and the maximum aggregate offering price are based on the average of the $1.53 (high) and $1.40 (low) sales price of the registrant’s common stock as reported on the New York Stock Exchange on April 21, 2025, which date is within five business days prior to the filing of this registration statement.
(3)	On May 22, 2024, the registrant filed a registration statement on Form S-1 (File No. 333-279600) (the “Prior Registration Statement”) with the Securities and Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $57,007,000.00.
(4)	Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement of $2,436.43 is being offset by the previously paid registration fee in connection with the Prior Registration Statement. The registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.